Exhibit 99.1

iMedia Brands Announces Pricing of $43.5 Million Public Offering of Common Stock

MINNEAPOLIS, MN – June 10, 2021 – iMedia Brands, Inc. (NASDAQ: IMBI) today announced the pricing of an underwritten public offering of 4,830,918 shares of its common stock, at a public offering price of $9.00 per share. In addition, iMedia Brands has granted the underwriter a 30-day option to purchase up to an additional 724,638 shares of common stock at the public offering price. All of the securities in the offering are being sold by iMedia Brands. The offering is expected to close on or about June 14, 2021, subject to customary closing conditions.

The gross proceeds to iMedia Brands from this offering are expected to be approximately $43.5 million, before deducting the underwriting discount and estimated offering expenses payable by iMedia Brands, but excluding any exercise of the underwriter’s option to purchase additional shares of common stock. iMedia Brands intends to use the net proceeds from the offering for working capital and general corporate purposes, including potential acquisitions of businesses and assets that are complementary to its operations.

B. Riley Securities, Inc. and Craig-Hallum Capital Group LLC are acting as joint book-running managers for the offering, D.A. Davidson & Co. is acting as a co-manager of the offering, and Lake Street Capital Markets, LLC is acting as a financial advisor for the offering.

A shelf registration statement on Form S-3 (File No. 333-239857) relating to the offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2020 and declared effective by the SEC on July 27, 2020. The shares may be offered only by means of a prospectus. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering was filed with the SEC on June 9, 2021. A final prospectus supplement and accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and made available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may also be obtained, when available, by contacting B. Riley Securities, Inc., 1300 North 17th Street, Suite 1300, Arlington, Virginia 22209, email: prospectuses@brileyfin.com, telephone: (703) 312-9580, or by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, Attn: Equity Capital Markets, by telephone at (612) 334-6300 or by e-mail at prospectus@chlm.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About iMedia Brands, Inc.

iMedia Brands, Inc. and its subsidiaries is a leading interactive media company that owns a growing portfolio of lifestyle television networks, consumer brands, online marketplaces and media commerce services that together position the Company as a leading single-source partner to television advertisers and consumer brands seeking to entertain and transact with customers using interactive video.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain “forward-looking statements.” Any statements contained herein that are not statements of historical fact, including statements regarding the public offering and the anticipated use of net proceeds, are forward-looking. The Company often uses words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will and similar expressions to identify forward-looking statements.

These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to), risks and uncertainties associated with market conditions and the timing, size and completion of this offering and the risks identified under Item 1A (Risk Factors) in the Company’s most recently filed Form 10-K and any additional risk factors identified in its periodic reports since the date of such Form 10-K. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Investors:

Gateway Investor Relations

Cody Slach

IMBI@gatewayir.com

(949) 574-3860

Media:

press@iMediabrands.com

(800) 938-9707